Exhibit 5.1

Faegre Baker Daniels LLP
2200 Wells Fargo Center, 90 South Seventh Street
Minneapolis, Minnesota 55402-3901
Phone +1 612 766 7000
Fax +1 612 766 1600

November 27, 2017

Insignia Systems, Inc.
8799 Brooklyn Boulevard
Minneapolis, MN 55455

Ladies and Gentlemen:

We have acted as counsel to Insignia Systems, Inc., a Minnesota corporation (the “Company”), in connection with the proposed registration by the Company of an aggregate of 2,313,200 shares of common stock, par value $0.01 per share (the “Shares”), pursuant to a registration statement on Form S-3 being filed on the date hereof by the Company with the Securities and Exchange Commission (the “Commission”), under the Securities Act of 1933, as amended (the “Act”) (such registration statement, as amended or supplemented, is hereinafter referred to as the “Registration Statement”). The Shares to be registered pursuant to the Registration Statement are proposed to be sold by the selling shareholders named in the Registration Statement (the “Selling Shareholders”) and consist of 2,313,200 Shares outstanding and held by the Selling Shareholders as of the date hereof.

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K.

As counsel for the Company, we are familiar with the Company’s Articles of Incorporation, as amended to the date hereof, and its Bylaws, as amended to the date hereof, (collectively, the “Governing Documents”) and we have reviewed the Registration Statement and the proceedings taken by the Company in connection with the authorization of the Shares. We have also examined such corporate and other records, documents, agreements and instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinion hereinafter set forth. As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company, without any independent verification thereof.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that the Shares have been duly authorized under the laws of the State of Minnesota, and such Shares are validly issued, fully paid and nonassessable.

In rendering the foregoing opinion, we have assumed the accuracy and truthfulness of all public records of the Company and of all certifications, documents and other proceedings examined by us that have been produced by officials of the Company acting within the scope of their official capacities, without verifying the accuracy or truthfulness of such representations, and the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies thereof. We have not independently established or verified any facts relevant to the opinions expressed herein, but have relied upon statements and representations of the Selling Shareholders and officers and other representatives of the Company. We express no opinion concerning any law other than the laws of the State of Minnesota and we express no opinion as to the effect of any other laws.

This opinion is rendered as of the date first written above and is expressly limited to the matters set forth above and to laws existing on the date hereof, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Shares, or the Governing Documents.

We consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby imply or admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

FAEGRE BAKER DANIELS LLP

By: /s/ Joshua L. Colburn
                                                                                                        Joshua L. Colburn